Exhibit j

                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM









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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 17, 2006, relating to the financial statements and financial highlights which appear in the December 31, 2005 Annual Report to Shareholders of Phoenix All-Cap Growth Fund, Phoenix Balanced Return Fund, Phoenix Nifty Fifty Fund and Phoenix Small-Cap Growth Fund (constituting The Phoenix-Engemann Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Report to Shareholders" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
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Boston, Massachusetts
April 26, 2006